UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): November 30, 2023

SilverBow Resources, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Memorial City Way, Suite 850
Houston, Texas 77024
(Address of principal executive offices)

(281) 874-2700

(Registrant’s telephone number)

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SBOW	New York Stock Exchange
Preferred Stock Purchase Rights	None	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Eleventh Amendment to First Amended and Restated Senior Secured Credit Agreement

On November 30, 2023, in connection with the closing of the Transaction (as defined below), SilverBow Resources, Inc. (the “Company”), as borrower, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the “First Lien Agent”), and the other lenders party thereto entered into the Eleventh Amendment to First Amended and Restated Senior Secured Credit Agreement (the “Eleventh Amendment”). The Eleventh Amendment amends the First Amended and Restated Senior Secured Credit Agreement, dated as of April 19, 2017 (as previously amended and as further amended by the Eleventh Amendment, the “Credit Agreement”), by and among the Company, the First Lien Agent, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Barclays Bank PLC, Canadian Imperial Bank of Commerce, New York Branch, Citigroup Global Markets Inc., Capital One, National Association, KeyBanc Capital Markets Inc., Mizuho Bank, Ltd., PNC Capital Markets LLC, Truist Securities and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners, Fifth Third Bank, National Association, Regions Bank and the other lenders party thereto from time to time.

Among other things, the Eleventh Amendment (i) increased the Borrowing Base (as defined in the Credit Agreement) from $775 million to $1.2 billion; (ii) increased the Aggregate Elected Commitment Amount from $775 million to $1.2 billion; (iii) consented to the issuance of up to $350 million principal amount of additional second lien notes, resulting in an aggregate principal amount of outstanding second lien notes not to exceed $500 million; and (iv) modified certain other terms of the Credit Agreement.

The foregoing is qualified in its entirety by reference to the Eleventh Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Fourth Amendment to the Note Purchase Agreement

On November 30, 2023, in connection with the closing of the Transaction, the Company entered into the Fourth Amendment to the Note Purchase Agreement (the “Fourth Amendment”) among the Company, as issuer, U.S. Bank Trust Company, National Association (as successor-in-interest to U.S. Bank National Association), as agent and collateral agent, the guarantors party thereto, the note purchasers and other parties that are party thereto. The Fourth Amendment amends the Note Purchase Agreement, dated as of December 15, 2017 (as previously amended and as further amended by the Fourth Amendment, the “Note Purchase Agreement”).

Among other things, the Fourth Amendment (i) issued and sold an additional $350 million principal amount of second lien notes, resulting in $500 million aggregate principal amount of second lien notes outstanding; (ii) extended the maturity date from December 15, 2026 to December 15, 2028; (iii) caused the maximum permitted ratio of Total Net Indebtedness to EBITDA (each as defined in the Note Purchase Agreement) for any fiscal quarter in which the maximum ratio of Total Debt to EBITDA (each as defined in the Credit Agreement) under the Credit Agreement is less than 3.00 to 1.00, to be reduced to a ratio that is 0.25 to 1.00 higher than that set forth in the Credit Agreement; (iv) amended the Minimum Asset Coverage Ratio (as defined in the Note Purchase Agreement) to be no less than (A) 1.10 to 1.00 through the fiscal quarter ending March 31, 2024 and (B) 1.25 to 1.00 thereafter, in each case of clause (A) and clause (B), tested on a quarterly basis; (v) added a financial covenant whereby the Current Ratio (as defined in the Note Purchase Agreement) shall not be less than 1.00 to 1.00; (vi) decreased the mortgage coverage and title requirements from 90% to 85%; and (vii) modified certain other terms of the Note Purchase Agreement.

The foregoing is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 30, 2023, the Company and its operating subsidiary, SilverBow Resources Operating, LLC, closed the previously announced acquisition of Chesapeake Energy Corporation’s oil and gas assets in South Texas (the “Transaction”), pursuant to that certain Purchase and Sale Agreement, dated August 11, 2023 (the “Purchase Agreement”) with Chesapeake Exploration, L.L.C., Chesapeake Operating, L.L.C., Chesapeake Energy Marketing, L.L.C. and Chesapeake Royalty, L.L.C. (the “Chesapeake Sellers”). Total consideration for the Transaction was approximately $700 million, comprised of $650 million paid in cash at closing of the Transaction and an additional $50 million deferred cash payment due on the first anniversary of the closing of the Transaction, in each case subject to customary adjustments. Consideration for the Transaction was funded with cash on hand, borrowings under the Credit Agreement and proceeds from the sale of additional second lien notes. The Chesapeake Sellers may also receive up to $50 million in additional contingent cash consideration based on future commodity prices.

The foregoing description of the Transaction and Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is included as Exhibit 10.3 to this Current Report on Form 8-K.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated herein by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure

On November 30, 2023, the Company issued a press release regarding the closing of the Transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Also on November 30, 2023, the Company posted a presentation to its website at www.sbow.com, which the Company may use from time to time in communications or conferences. A copy of the presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or as otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The Company intends to file such financial statements by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to file such pro forma financial information by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

10.1	Eleventh Amendment to First Amended and Restated Senior Secured Revolving Credit Agreement, dated November 30, 2023, among SilverBow Resources, Inc., the guarantors party thereto, JPMorgan Chase Bank, N.A, and the lenders party thereto.

10.2	Fourth Amendment to the Note Purchase Agreement, dated November 30, 2023, among SilverBow Resources, Inc., the guarantors party thereto, U.S. Bank Trust Company, National Association, the note purchasers and other parties party thereto.

10.3	Purchase and Sale Agreement, dated August 11, 2023, between SilverBow Resources Operating, LLC and Chesapeake Exploration, L.L.C., Chesapeake Operating, L.L.C., Chesapeake Energy Marketing, L.L.C. and Chesapeake Royalty, L.L.C. (incorporated by reference to Exhibit 10.1 to SilverBow Resources, Inc.’s Current Report on Form 8-K filed on August 14, 2023).

99.1	SilverBow Resources, Inc. Press Release, dated November 30, 2023

99.2	SilverBow Resources, Inc. November 2023 Presentation

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2023

SilverBow Resources, Inc.

By:	/s/ Christopher M. Abundis
Christopher M. Abundis Executive Vice President, Chief Financial Officer and General Counsel